EXHIBIT D-1


                             STATE OF NORTH CAROLINA

                 BEFORE THE NORTH CAROLINA UTILITIES COMMISSION
                            DOCKET NO. G-21, Sub 403


In the Matter of                   )    APPLICATION FOR AUTHORITY TO
                                   )    ISSUE AND SELL ADDITIONAL
North Carolina Natural             )    SECURITIES (LONG-TERM
Gas Corporation                    )    DEBT SECURITIES)


     North Carolina Natural Gas Corporation (the "Company") respectfully applies to the Commission and represents as follows:

     1. The Company's correct name and address are North Carolina Natural Gas Corporation, 411 Fayetteville Street, Raleigh, North Carolina 27601. The names and address of its attorneys are Edward S. Finley Jr., Post Office Box 109, Raleigh, North Carolina 27602 and Bentina D. Chisolm, Post Office Box 1551, Raleigh, North Carolina 27602. The Company is a corporation organized and existing under the laws of the State of Delaware, with its principal office at 411 Fayetteville Street, Raleigh, North Carolina, 27601 where it is primarily engaged in the business of transmitting and distributing natural gas to the public for compensation.

     2. The Company's capital stock outstanding at December 31, 1999 consisted of 100 shares of Common Stock with associated stockholders' equity of $365,102,000. The Company had no long-term debt outstanding as of December 31, 1999, but did have indebtedness of $134,983,000 pursuant to a revolving credit facility with Carolina Power & Light Company, a North Carolina corporation ("CP&L").

     3. For the purposes hereinafter stated, the Company proposes to issue and sell up to $300,000,000 of long-term debt securities. The Company intends to sell the proposed long-term debt securities during the effective period of a shelf Registration Statement that the Company has filed with the Securities and

Exchange Commission in connection with the registration of such securities. Said shelf Registration Statement included a prospectus relating to the proposed $300,000,000 principal amount of long-term debt securities. The Company currently has no long-term debt available for issuance pursuant to any previous registration statements.

     The net proceeds to be received from the proposed issuance of up to $300,000,000 in long-term debt securities will be used for (i) the Company's ongoing construction and maintenance program, (ii) the redemption, repurchase, repayment, or retirement of outstanding indebtedness, (iii) the possible future acquisition of other entities or their assets, and (iv) for other general corporate purposes. Part of the proceeds will be used to repay the Company's indebtedness to CP&L described above. This indebtedness was incurred as part of a general liability restructuring which included CP&L's provision of working capital after the closing of CP&L's acquisition of the Company in July, 1999. The general liability restructuring of the Company was implemented in order to increase cash flow and reduce interest expense and other associated fees. Since the closing in July 1999, proceeds from indebtedness incurred with Carolina Power and Light Company have been expended on construction as follows:

                       July - December 1999    January - March 2000

Storage                       460,000                  354,000
Transmission               21,639,000                6,664,000
Distribution                4,170,000                2,195,000
General                       929,000                  318,000

Total                      27,198,000                9,531,000

     4. The Company will consider the issuance of unsecured debt, including unsecured medium-term notes, debentures, or other forms of long-term debt securities not specifically referenced herein. The Company continuously monitors rates, terms and conditions for alternative forms of debt financing and will determine which type of security offers the most favorable terms to the Company.

     5. The Company proposes to issue the long-term debt securities either in discrete financing transactions or pursuant to a continuous offering program. Under a continuous offering program involving the debt securities, medium-term notes could be continuously offered and issued in an amount deemed appropriate and necessary by the Company but in no event exceeding the amount authorized pursuant to this Application.

     6. The Company proposes to enter into negotiations with, or request competitive proposals from, investment bankers or other financial institutions to act as agents, dealers, underwriters, or direct purchasers in connection with either the public or private offering of each issuance in accordance with the terms thereof. The interest rate will be determined by the Company at or prior to the sale of the securities. The Company intends to determine the method of sale and the financial institution(s) which will offer the most favorable terms to the Company.

     7. The long-term debt securities will be created and issued under and subject to the provisions of the Indenture (For Debt Securities), substantially in the form attached hereto as Exhibit A to be executed in connection with their
                               ---------
issuance.

     8. The Company estimates that it will incur expenses, excluding underwriting fees, in the range of approximately $534,200 in connection with a private placement of or a public offering of the debt securities. Underwriting fees may vary significantly depending on the terms of the offering.

     9. In the period from October 1, 1995, through March 31, 2000, the Company had a net increase in cash and cash equivalents of approximately $1,309,000. Attached hereto as Exhibit B is a statement of such cash flows.
                               ---------

     10.  Attached hereto as Exhibit C and Exhibit D, and made a part hereof,
                             ---------     ---------
are copies of the Company's Consolidated Financial Statements as of December 31, 1999 and Consolidated Interim Financial Statements as of March 31, 2000, respectively. Pro forma financial statements are attached as Exhibit E.
                                                             ---------

     11. If the authority to issue and sell additional long-term debt on the conditions set forth above is delayed or not granted, the Company's ability to take advantage of financial market and liability management opportunities may be impaired, resulting in higher costs to the Company and its ratepayers.

     12. The proposed issuance and sale of long-term debt securities is subject to regulation and authorization by this Commission pursuant to North Carolina General Statutes ss. 62-161. The Company respectfully submits that the purposes for which the proposed issuance is to be affected, as described above:

     (i)  Are for a lawful object within the corporate purposes of the Company;

     (ii) Are compatible with the public interest;

     (iii) Are necessary and appropriate for and consistent with the proper performance by the Company of its service to the public as a utility;

     (iv) Will not impair the Company's ability to perform its public service;
          and

     (v) Are reasonably necessary and appropriate to provide adequate funds for such corporate purposes.

WHEREFORE, the Company prays that this Commission issue an Order:

     Authorizing, empowering and permitting the Company (i) to issue and sell up to $300,000,000 of long-term debt securities pursuant to the terms and conditions described herein at such times as the Company may deem necessary or advisable, and (ii) to execute, deliver, and carry out such instruments, documents and agreements as shall be necessary or appropriate to effectuate such transaction or transactions.

This the       day of                , 2000.
         -----        ---------------

                                        NORTH CAROLINA NATURAL GAS CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


----------------------------------
Edward S. Finley, Jr.
Attorney at Law
Hunton & Williams
P.O. Box 109
Raleigh, North Carolina 27602
(919) 899-3021


----------------------------------
Bentina D. Chisolm
Associate General Counsel
CP&L Service Company, LLC
P.O. Box 155l
Raleigh, North Carolina 27602
Work:     (919) 546-5819
Caronet:  (919) 770-5819
Fax:         (919) 546-2920

STATE OF NORTH CAROLINA

COUNTY OF WAKE


     Before me, TRACY D. HARRIS, a Notary Public in and for the State aforesaid, this 8th day of August, 2000, personally appeared MARY LEE EDMONDS, to me known to be the person whose name is signed to the foregoing Application, and, after first being duly sworn, made oath and said that he/she is Manager of Business Operations of North Carolina Natural Gas Corporation, that he/she has read the foregoing application and knows the contents thereof and that the same is true and correct to the best of his/her knowledge, information and belief.




                                             ----------------------------------
                                                       Notary Public

My Commission Expires:

August 19, 2002